SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  May 21, 1996


                            NETWORK EXPRESS, INC.
             (Exact name of registrant as specified in its charter)




        Michigan                      0-25350              38-2917505
(State of Incorporation)    (Commission File Number)      (IRS Employer
                                                        Identification No.)




                              4251 Plymouth Road
                           Ann Arbor, MI  48105-4251
                 (Address of principal executive offices)



                               (313) 761-5005
                       Registrant's telephone number)

Item 5.  Other Events

         On May 21, 1996, Network Express, Inc. (the "Company") entered into an Agreement and Plan of Merger with Cabletron Systems, Inc. ("Parent") and its wholly owned subsidiary, Cabletron Systems of Michigan, Inc. ("Merger Sub"), pursuant to which the Company, Merger Sub and Parent will consummate a merger (the "Merger") in which Merger Sub shall be merged with and into the Company. In the Merger, each share of common stock, without par value, of the Company issued and outstanding immediately prior to the effective time of the Merger shall be converted into 0.1388 shares of common stock, par value $.01 per share, of Parent.

         The information set forth in the Agreement and Plan of Merger attached hereto as Exhibit 2.1, and the press release attached hereto as
Exhibit 99.1, is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)     Exhibits

         2.1 Agreement and Plan of Merger, dated May 21, 1996, among Cabletron Systems, Inc., Cabletron Systems of Michigan, Inc. and Network Express, Inc. The Agreement and Plan of Merger includes customary schedules and exhibits for agreements of this nature which have been omitted. The Registrant will furnish a copy of such omitted schedules and exhibits to the Commission supplementally upon request.

         99.1 Press Release issued jointly by Cabletron Systems, Inc. and Network Express, Inc. on May 22, 1996.

                               SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     NETWORK EXPRESS, INC.



Dated:  May 24, 1996            By:  /s/ John R. Ternes
                                     ----------------------------------
                                     Name:   John R. Ternes
                                     Title:  Vice President - Finance
                                             and Administration, Chief
                                             Financial Officer, Treasurer
                                             and Secretary

                                  EXHIBIT INDEX



Exhibit Number                    Description

     2.1               Agreement and Plan of Merger, dated
                       May 21, 1996, among Cabletron Systems,
                       Inc., Cabletron Systems of Michigan,
                       Inc. and Network Express, Inc.

     99.1              Press Release issued jointly by
                       Cabletron Systems, Inc. and Network
                       Systems, Inc. on May 22, 1996